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                                                                   Exhibit 10.33
                                                                   -------------

                                    AGREEMENT


     This Agreement (this "Agreement") among Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), and the Purchasers (as defined in the Securities Purchase Agreement dated May 13, 1998 among the Company and the Purchasers, as amended (the "Securities Purchase Agreement")) is entered into as of the 26th day of May, 1999.

     WHEREAS, pursuant to the Securities Purchase Agreement the Company issued and sold to the Purchasers, among other securities, 7,000 shares of Series G Convertible Exchangeable Preferred Stock, par value $.01 per share ("Series G Preferred Stock"), of the Company and 8% Subordinated Notes in the aggregate original principal amount of $9,000,000 (the "Subordinated Notes");

     WHEREAS, under the terms of the Series G Preferred Stock set forth in the Certificate of Designation, Voting Powers, Preferences and Rights of Series G Convertible Exchangeable Preferred Stock filed with the Secretary of State of the State of Delaware on May 29, 1998 (the "Series G Certificate of Designation"), the Company is required to pay a dividend of $142,400 to the Purchasers on June 1, 1999 (the "Series G Dividend");

     WHEREAS, under the terms of the Subordinated Notes as set forth therein, the Company is required to pay accrued interest of $224,114 to the Purchasers on June 1, 1999 (the "Subordinated Notes Interest Payment");

     WHEREAS, the Company and the Purchasers expect that the closing of the Company's strategic alliance with Alpharma, Inc. ("Alpharma") under which, among other things, Alpharma, through its subsidiary Alpharma USPD Inc., will provide up to $40 million in financing to the Company through a 7.5% convertible subordinated note, will occur on or prior to July 1, 1999; and

     WHEREAS, the Company and the Purchasers desire that the payment of the Series G Dividend and the Subordinated Notes Interest Payment be deferred from June 1, 1999 to July 1, 1999;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties have agreed as follows:

     1. SERIES G DIVIDEND. The parties acknowledge that, under Section 2.1(b) of the Series G Certificate of Designation, if the Company does not make the required Series G Dividend, the Dividend Rate (as defined therein) shall increase from 8% to 9% as of June 1, 1999 and that, effective upon payment of the required Series G


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Dividend, the Dividend Rate shall decrease as of the date of such payment to 8%.
In connection with this Agreement, the Company agrees that it shall pay the Series G Dividend on July 1, 1999 and that at such time, it shall also pay to the Purchasers dividends in an amount equal to the additional 1% dividend that accrued during the period from June 1, 1999 through July 1, 1999.

     2. SUBORDINATED NOTES INTEREST PAYMENT. The Purchasers agree that the Subordinated Notes shall hereby be amended to provide that the accrued interest due and payable on June 1, 1999 under the Subordinated Notes shall instead be due and payable on July 1, 1999 and hereby waive any default arising under the Series G Purchase Agreement from the Company's failure to make the required interest payment on June 1, 1999. In connection with such amendment, the Company hereby agrees that during the period from June 1, 1999 through July 1, 1999 the interest rate on the Subordinated Notes shall be increased from 8% to 9% and that, at such time as the Company pays the Subordinated Notes Interest Payment otherwise due on June 1, 1999, the Company shall also pay the Purchasers an amount equal to the additional 1% interest that accrued during such period.

     3.   Miscellaneous.
          -------------

          (a) In all respects other than as specifically provided in this Agreement, the terms of the Series G Preferred Stock and the Subordinated Notes are hereby ratified and affirmed.

          (b) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the amendment of the Series G Certificate of Designation and of the Subordinated Notes.

     IN WITNESS WHEREOF, the parties have to have executed this Agreement as of the day and year set forth above.


                                                  ASCENT PEDIATRICS, INC.



                                                  By: /s/ Alan R. Fox
                                                      --------------------------
                                                      Name:  Alan R. Fox
                                                      Title: President and CEO






                                                  FURMAN SELZ INVESTORS II, L.P.
                                                  FS EMPLOYEE INVESTORS LLC
                                                  FS PARALLEL FUND L.P.

                                                  By:  FS PRIVATE INVESTMENTS
                                                       LLC, MANAGER



                                                  By: /s/ James L. Luikart
                                                     ---------------------------
                                                     Name:  James L. Luikart
                                                     Title: Managing Member



                                                  BANCBOSTON VENTURES, INC.


                                                  By:/s/ Marcia T. Bates
                                                     ---------------------------
                                                     Name: Marcia T. Bates
                                                     Title: Managing Director


                                                  /s/ James E. Flynn
                                                  ------------------------------
                                                  James E. Flynn